Exhibit 10.9

AMENDED AND RESTATED RENEWAL AGREEMENT

THIS AMENDED AND RESTATED RENEWAL AGREEMENT, dated as of December 30, 2005, is between CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.), a Maryland corporation (the “Company”), and CNL HOSPITALITY CORP., a Florida corporation (the “Advisor”).  (Each a “Party,” and collectively the “Parties”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in that certain Advisory Agreement, dated as of April 1, 2004, between the Parties (the “Advisory Agreement”).

R E C I T A L S:

WHEREAS, the Parties entered into the Advisory Agreement; and

WHEREAS, the Parties entered into that certain Renewal Agreement, dated as of March 31, 2005, as amended by the First Amendment to Renewal Agreement, dated as of June 30, 2005, the Second Amendment to Renewal Agreement, dated as of July 29, 2005, the Third Amendment to Renewal Agreement, dated as of August 30, 2005, the Fourth Amendment to Renewal Agreement, dated as of September 29, 2005, the Fifth Amendment to Renewal Agreement, dated as of October 31, 2005, and the Sixth Amendment to Renewal Agreement, dated as of November 30, 2005 (as so amended, the “Original Renewal Agreement”), pursuant to which, among other things, the Advisory Agreement was amended and renewed for an additional one-year term; and

WHEREAS, the Parties are entering into that certain Payment Agreement of even date herewith, which provides for, among other things, the payment to the Advisor of certain Acquisition Fees under the Advisory Agreement which have been deferred pursuant to the terms of the Agreement and Plan of Merger, dated as of April 29, 2004, as amended on June 17, 2004, by and among the Company, the Advisor, CNL Hospitality Properties Acquisition Corp., CNL Real Estate Group, Inc., Five Arrows Realty Securities II, LLC, the Stockholders (as defined therein), and CNL Financial Group, Inc.; and

WHEREAS, the Parties have agreed to reduce the percentage of Total Proceeds payable to the Advisor as Acquisition Fees pursuant to the Advisory Agreement; and

WHEREAS,  the Parties desire to amend and restate the Original Renewal Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE,  in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.             The Advisory Agreement, as amended by this Agreement, is renewed for an additional one-year term commencing on April 1, 2005, and terminating on March 31, 2006.

2.             The definition of the term “Gross Proceeds” in Paragraph 1 of the Advisory Agreement is amended by deleting the phrase “2003 Offering” and inserting the phrase “through the offering to Stockholders under Registration Statement No. 333-121065 on Form S-3 pursuant to the Company’s Amended and Restated Reinvestment Plan” in lieu thereof.

3.             The definition of the term “Permanent Financing” in Paragraph 1 of the Advisory Agreement is amended by deleting “4.5% and replacing it with “3.0%.”

4.             Paragraph 9(b) of the Advisory Agreement is amended by deleting “4.5%” in the first sentence thereof and replacing it with “3.0%”.

5.             Paragraph 20(e)(iv) of the Advisory Agreement is amended by inserting the following at the end thereof:

“which may require cooperation for a reasonable period beyond the date of retention by the Company of a new advisor.”

6.             Advisory Agreement.  Except as specifically amended herein, the Advisory Agreement shall remain in full force and effect.  Paragraphs two, three, four and five of this Agreement shall be effective as of  April 1, 2005.

7.             Modification.  This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both Parties, or their respective successors or assignees.

8.             Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

9.             Construction.  The provisions of this Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida applicable to contracts to be made and performed entirely in said state.

10.          Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

11.          Indulgences, Not Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

12.          Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute a single instrument.

SIGNATURES APPEAR ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties have duly executed this Amended and Restated Renewal Agreement as of the date and year first above written.

CNL HOTELS & RESORTS, INC. (f/k/a CNL Hospitality Properties, Inc.)

By:	/s/ Mark E. Patten
Name:	Mark E. Patten
Its:	Senior Vice President and Chief Accounting Officer

CNL HOSPITALITY CORP.

By:	/s/ James M. Seneff, Jr.
Name:	James M. Seneff, Jr.
Its:	Chairman